Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS SECOND QUARTER REVENUE OF $518 MILLION,
GAAP EPS OF $0.61, AND PRO FORMA EPS OF $0.66

Princeton, New Jersey, July 27, 2011 – Covance Inc. (NYSE: CVD) today reported GAAP earnings for its second quarter ended June 30, 2011 of $0.61 per diluted share.  Included in second quarter results is $0.05 per diluted share in costs from the previously-announced restructuring actions. Excluding these costs, earnings per diluted share were $0.66 in the quarter.

“On a consolidated basis, second quarter net revenues grew 9.1% year-on-year and pro forma operating margin (when excluding $4.6 million of restructuring costs), expanded 80 basis points sequentially to 10.3%,” said Joe Herring, Chairman and Chief Executive Officer.  “In Early Development, revenues grew 11.4% year-on-year to $231.8 million. Revenues were up sequentially in toxicology, analytical chemistry, clinical pharmacology, and discovery support, driving a $7.8 million increase in revenues and a 240 basis point increase in pro forma operating margin from last quarter to 14.2%.  In Late-Stage Development, revenues grew 7.3% year-on-year and 3.0% sequentially driven by the continued strong performance in clinical development coupled with the weakening of the US dollar, which more than offset the impact of continued project delays and cancellations in central laboratories. Pro forma operating margin in the segment was 20.0%.

“On the commercial front, adjusted net orders in the second quarter were $614 million, representing an adjusted book-to-bill of 1.18 to 1 led by continued strong orders across all phases of clinical development.  Looking forward, we are encouraged by the increasing demand for our early development services, including toxicology, as well as the continued robust pipeline of clinical development proposals. In order to fully capitalize on the market opportunities we are seeing, several dozen incremental sales and marketing professionals were hired globally in the first half of this year.

“Covance now expects full-year revenue growth in the mid-to-high single digit range and pro forma earnings to be in the range of $2.60 to $2.80 per diluted share, excluding costs associated with previously announced restructuring activities.  This range assumes no new strategic alliances with clients and foreign exchange rates remain at June 30, 2011 levels. In the third quarter, we are expecting a continued sequential increase in net revenues and pro forma earnings per share of approximately $0.70.”

Consolidated Results

($ in millions except EPS)	2Q11	2Q10	Change	YTD11	YTD10	Change
Total Revenues	$547.7	$500.7		$1,075.2	$1,005.7
Less: Reimbursable Out-of-Pockets	$29.5	$25.5		$55.0	$48.6
Net Revenues	$518.2	$475.2	9.1%	$1,020.2	$957.1	6.6%
Operating Income	$48.8	$42.5	14.7%	$90.7	$95.4	(4.9)%
Operating Margin	9.4%	8.9%		8.9%	10.0%
Net Income	$37.6	$31.7	18.9%	$70.4	$70.8	(0.6)%
Diluted EPS	$0.61	$0.49	26.3%	$1.15	$1.09	5.9%
2011 Restructuring Costs*	$(4.6)			$(10.4)
Operating Income, excluding 2011 items*	$53.3			$101.1
Operating Margin, ex 2011 items*	10.3%			9.9%
Net Income, ex 2011 items*	$40.6			$77.1
Diluted EPS, ex 2011 items*	$0.66			$1.26

*  See attached pro forma income statement for reconciliation of 2011 GAAP to pro forma amounts.

1

Operating Segment Results

Early Development

($ in millions)	2Q11	2Q10	Change	YTD11	YTD10	Change
Net Revenues	$231.8	$208.2	11.4%	$455.9	$413.2	10.3%
GAAP Operating Income	$30.9	$22.5	37.4%	$54.5	$45.4	20.0%
GAAP Operating Margin %	13.3%	10.8%		12.0%	11.0%
2011 Restructuring Costs	$(2.0)			$(4.9)
2010 Cost Actions		$(6.7)			$(6.7)
Pro Forma Operating Income	$32.9	$29.2	12.6%	$59.4	$52.1	13.9%
Pro Forma OM%	14.2%	14.0%		13.0%	12.6%

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the second quarter of 2011 grew 11.4% year-on-year to $231.8 million, driven by the results from our new Alnwick, UK and Porcheville, France sites, foreign exchange tailwind of 230 basis points, and stronger results in clinical pharmacology, which more than offset a decline in revenue from the wind-down of our Vienna, Virginia toxicology facility. Sequentially, revenues increased $7.8 million on broad-based revenue growth.

GAAP operating income for the second quarter of 2011 was $30.9 million, and included $2.0 million in costs associated with our restructuring actions, while GAAP operating income for the second quarter of 2010 was $22.5 million, which included $6.7 million in cost actions. Pro forma operating income, excluding these costs, was $32.9 million in the current quarter, compared to $26.5 million last quarter and $29.2 million in the second quarter of last year. Pro forma operating margins, excluding restructuring costs, were 14.2% for the second quarter, compared to 11.8% last quarter and 14.0% in the second quarter of 2010. Sequentially, profitability improvement was broad-based across the segment.

Late-Stage Development

($ in millions)	2Q11	2Q10	Change	YTD11	YTD10	Change
Net Revenues	$286.4	$267.0	7.3%	$564.3	$543.9	3.8%
GAAP Operating Income	$56.5	$56.5	0.0%	$111.8	$122.7	(8.9)%
GAAP Operating Margin %	19.7%	21.2%		19.8%	22.6%
2011 Restructuring Costs	$(0.7)			$(1.7)
Pro Forma Operating Income	$57.3	$56.5	1.3%	$113.4	$122.7	(7.6)%
Pro Forma OM%	20.0%	21.2%		20.1%	22.6%

The Late-Stage Development segment includes central laboratory, Phase II-IV clinical development, and market access services.  Net revenues for the second quarter of 2011 grew 7.3% year-on-year and 3.0% sequentially to $286.4 million; growth over both periods was primarily driven by the continued strong performance in clinical development coupled with the weakening of the US dollar.

GAAP operating income for the second quarter was $56.5 million and included $0.7 million in costs associated with our restructuring actions. Pro forma operating income, excluding these costs, was $57.3 million, compared to $56.2 million last quarter and $56.5 million in the second quarter of the prior year. Pro forma operating margins were 20.0% for the second quarter of 2011 compared to 20.2% last quarter and 21.2% in the second quarter of last year. The year-on-year profitability decline was due to lower revenues and operating income in central laboratory services.

2

Corporate Information

The Company’s backlog at June 30, 2011 grew 29.4% year-over-year to $6.25 billion compared to $4.83 billion at June 30, 2010 and $6.29 billion at March 31, 2011. Foreign exchange positively impacted sequential backlog growth by approximately $100 million. Negatively impacting backlog was the removal of $141 million remaining from a contractual minimum volume (CMV) commitment for early development services which is being replaced with a broader, non-CMV relationship with the same client.  The CMV contract, which was initiated in 2006, was due to expire at the end of 2015.  The client has now committed to place a number of studies in excess of the remaining value of the CMV contract for services spanning both early development and late-stage development. The studies under the new arrangement are expected to be included in future orders as the individual project study documentation is prepared, and are expected to generate revenue of at least $170 million over the next four years.

Corporate expenses totaled $38.7 million in the second quarter of 2011 (including $1.8 million in restructuring costs) compared to $36.9 million last quarter (including $2.0 million in restructuring costs) and $36.5 million in the second quarter of last year (including $0.8 million in cost actions).  We expect corporate expenses as a percent of revenue, excluding restructuring costs, to trend lower during 2011 as we realize more of the savings from the ongoing restructuring actions.

Cash and cash equivalents at June 30, 2011 were $406 million compared to $368 million at March 31, 2011 and $291 million at June 30, 2010.  Covance repaid $37.5 million in debt during the quarter and now has $92.5 million in debt outstanding, originating from borrowings related to the fourth quarter accelerated share repurchase.

Free cash flow (defined as operating cash flow less capital expenditures) for the second quarter of 2011 was $59 million, consisting of operating cash flow of $89 million less capital expenditures of $30 million.  Free cash flow year-to-date was $38 million, consisting of operating cash flow of $89 million less capital expenditures of $51 million.

Net Days Sales Outstanding (DSO) were 38 days at June 30, 2011 compared to 37 days at March 31, 2011 and 47 days at June 30, 2010.

The Company’s investor conference call will be webcast on July 28 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $1.9 billion, global operations in more than 30 countries, and more than 10,500 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

3

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30			Six Months Ended June 30
	2011		2010	2011		2010

Net revenues	$518,220		$475,171	$1,020,206		$957,095
Reimbursable out-of-pocket expenses	29,507		25,548	54,979		48,643
Total revenues	547,727		500,719	1,075,185		1,005,738

Costs and expenses:
Cost of revenue	358,332		331,360	711,852		663,876
Reimbursable out-of-pocket expenses	29,507		25,548	54,979		48,643
Selling, general and administrative	85,297		75,045	166,000		146,845
Depreciation and amortization	25,836		26,256	51,699		51,000
Total costs and expenses	498,972	(a)	458,209	984,530	(b)	910,364

Income from operations	48,755	(a)	42,510	90,655	(b)	95,374

Other expense, net:
Interest expense (income), net	579		(77)	1,297		(142)
Foreign exchange transaction loss, net	307		761	115		1,914
Other expense, net	886		684	1,412		1,772

Income before taxes and equity investee earnings	47,869	(a)	41,826	89,243	(b)	93,602

Taxes on income	9,987	(a)	10,415	18,621	(b)	23,469

Equity investee (loss) earnings	(240)		254	(242)		673

Net income	$37,642	(a)	$31,665	$70,380	(b)	$70,806

Basic earnings per share	$0.63	(a)	$0.50	$1.18	(b)	$1.11

Weighted average shares outstanding - basic	59,636,973		63,620,300	59,546,773		63,531,999

Diluted earnings per share	$0.61	(a)	$0.49	$1.15	(b)	$1.09

Weighted average shares outstanding - diluted	61,226,477		65,027,452	61,105,838		65,058,693

(a) Includes $4,564 in restructuring costs ($2,937 net of tax) during the three months ended June 30, 2011.

(b) Includes $10,432 in restructuring costs ($6,714 net of tax) during the six months ended June 30, 2011.

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2011 and DECEMBER 31, 2010

(Dollars in thousands)

	June 30	December 31
	2011	2010
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$406,207	$377,223
Accounts receivable, net	297,704	261,160
Unbilled services	107,677	90,729
Inventory	88,999	82,924
Deferred income taxes	38,397	35,648
Prepaid expenses and other current assets	104,556	98,127
Total Current Assets	1,043,540	945,811

Property and equipment, net	857,857	843,983
Goodwill, net	127,653	127,653
Other assets	52,496	48,095
Total Assets	$2,081,546	$1,965,542

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$44,690	$34,079
Accrued payroll and benefits	105,776	107,572
Accrued expenses and other current liabilities	117,029	97,395
Unearned revenue	188,328	186,301
Short-term debt and current portion of long-term debt	10,000	45,000
Income taxes payable	10,485	28,827
Total Current Liabilities	476,308	499,174

Long-term debt	82,500	87,500
Deferred income taxes	29,881	30,531
Other liabilities	69,988	68,516
Total Liabilities	658,677	685,721

Stockholders’ Equity:
Common stock	780	774
Paid-in capital	666,427	639,341
Retained earnings	1,444,085	1,373,705
Accumulated other comprehensive income	53,370	277
Treasury stock	(741,793)	(734,276)
Total Stockholders’ Equity	1,422,869	1,279,821
Total Liabilities and Stockholders’ Equity	$2,081,546	$1,965,542

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(Dollars in thousands)

(UNAUDITED)

	Six Months Ended June 30
	2011	2010
Cash flows from operating activities:
Net income	$70,380	$70,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,699	51,000
Non-cash compensation expense associated with employee benefit and stock compensation plans	18,939	16,215
Deferred income tax benefit	(3,828)	(5,752)
Loss on disposal of property and equipment	344	345
Equity investee loss (earnings)	242	(673)
Changes in operating assets and liabilities:
Accounts receivable	(36,544)	4,013
Unbilled services	(16,948)	(16,830)
Inventory	(6,075)	3,302
Accounts payable	10,611	(1,141)
Accrued liabilities	17,838	(19,636)
Unearned revenue	2,027	(14,817)
Income taxes payable	(17,811)	3,994
Other assets and liabilities, net	(2,142)	(9,454)
Net cash provided by operating activities	88,732	81,372

Cash flows from investing activities:
Capital expenditures	(50,548)	(67,461)
Other, net	106	50
Net cash used in investing activities	(50,442)	(67,411)

Cash flows from financing activities:
Net repayments under revolving credit facility	(35,000)	—
Repayments under long-term debt	(5,000)	—
Stock issued under employee stock purchase and option plans	7,622	9,270
Purchase of treasury stock	(7,517)	(5,283)
Net cash (used in) provided by financing activities	(39,895)	3,987

Effect of exchange rate changes on cash	30,589	(16,572)

Net change in cash and cash equivalents	28,984	1,376

Cash and cash equivalents, beginning of period	377,223	289,469

Cash and cash equivalents, end of period	$406,207	$290,845

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q2 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Pro Forma

Net revenues	$518,220		$518,220
Reimbursable out-of-pocket expenses	29,507		29,507
Total revenues	547,727	—	547,727

Costs and expenses:
Cost of revenue	358,332		358,332
Reimbursable out-of-pocket expenses	29,507		29,507
Selling, general and administrative	85,297	(4,159)	81,138
Depreciation and amortization	25,836	(405)	25,431
Total costs and expenses	498,972	(4,564)	494,408

Income from operations	48,755	4,564	53,319

Other expense, net:
Interest expense (income), net	579		579
Foreign exchange transaction loss, net	307		307
Other expense, net	886	—	886

Income before taxes and equity investee earnings	47,869	4,564	52,433

Taxes on income	9,987	1,627	11,614

Equity investee (loss) earnings	(240)		(240)

Net income	$37,642	$2,937	$40,579

Basic earnings per share	$0.63	$0.05	$0.68

Weighted average shares outstanding - basic	59,636,973	59,636,973	59,636,973

Diluted earnings per share	$0.61	$0.05	$0.66

Weighted average shares outstanding - diluted	61,226,477	61,226,477	61,226,477

(1)  Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q2 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Pro Forma

Net revenues	$1,020,206		$1,020,206
Reimbursable out-of-pocket expenses	54,979		54,979
Total revenues	1,075,185	—	1,075,185

Costs and expenses:
Cost of revenue	711,852		711,852
Reimbursable out-of-pocket expenses	54,979		54,979
Selling, general and administrative	166,000	(9,622)	156,378
Depreciation and amortization	51,699	(810)	50,889
Total costs and expenses	984,530	(10,432)	974,098

Income from operations	90,655	10,432	101,087

Other expense, net:
Interest expense (income), net	1,297		1,297
Foreign exchange transaction loss, net	115		115
Other expense, net	1,412	—	1,412

Income before taxes and equity investee earnings	89,243	10,432	99,675

Taxes on income	18,621	3,718	22,339

Equity investee (loss) earnings	(242)		(242)

Net income	$70,380	$6,714	$77,094

Basic earnings per share	$1.18	$0.11	$1.29

Weighted average shares outstanding - basic	59,546,773	59,546,773	59,546,773

Diluted earnings per share	$1.15	$0.11	$1.26

Weighted average shares outstanding - diluted	61,105,838	61,105,838	61,105,838

(1)  Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.